SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 8, 2005

Ciphergen Biosystems, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-31617	33-059-5156
(State or other jurisdiction of incorporation or organization)	[Commission File Number]	(I.R.S. Employer Identification Number)

6611 Dumbarton Circle
Fremont, CA 94555

(Address of principal executive offices)

(510) 505-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)                                 On June 8, 2005, Mr. James S. Burns was appointed to the Registrant’s Board of Directors (the “Board”). Mr. Burns, 58, is President and Chief Executive Officer and a director of EntreMed, Inc.  He joined EntreMed in June 2004 and became a director of EntreMed in September 2004. From 2001-2003, Mr. Burns was a co-founder and served as President and as Executive Vice President of MedPointe, Inc., a specialty pharmaceutical company that develops, markets and sells branded prescription pharmaceuticals. From 2000-2001, he served as a founder and Managing Director of MedPointe Capital Partners, a private equity firm that led a $500 million leveraged buyout to form MedPointe Pharmaceuticals. From 1993 to 1999, Mr. Burns served as a founder, Chairman, President and CEO of Osiris Therapeutics, Inc., a privately held biotech company developing therapeutic stem cell products for the regeneration of damaged or diseased tissue. Mr. Burns holds a B.S. and M.S. degrees in biological sciences from the University of Illinois and an M.B.A. degree from DePaul University.

Pursuant to the Registrant’s 2000 Stock Plan, Mr. Burns was granted an option to purchase 25,000 shares of the Registrant’s Common Stock, vesting over a two year period, and an additional option to purchase 13,000 shares of the Registrant’s Common Stock, vesting over a one year period, provided that Mr. Burns continues to serve as a member of the Registrant’s Board on such dates.

Item 7.01.  Regulation FD Disclosure.

On June 9, 2005, the Company issued a press release announcing the election of Mr. Burns to the Board.  A copy of the press release is attached to this report as Exhibit 99.1. Pursuant to General Instruction B.2 of Form 8-K, the press release attached as Exhibit 99.1 is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, but is instead furnished for purposes of that instruction.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits.

Exhibit Number	Description
99.1	Press Release, dated June 9, 2005, announcing the election of Mr. Burns to the Board

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIPHERGEN BIOSYSTEMS, INC.
(Registrant)

Date: June 9, 2005	By:	/S/ WILLIAM E. RICH
William E. Rich
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated June 9, 2005, announcing the election of Mr. Burns to the Board